EXHIBIT 23.3

                   CONSENT OF WILSON SONSINI GOODRICH & ROSATI


    We consent to the incorporation by reference of our opinion dated June 30, 2000, relating to the acquisition of Avid Sports, Inc. by Pinnacle Systems, Inc. by Brown, Rudnick, Freed & Gesmer in their opinion to this Registration Statement and any amendment thereto.

    We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.







                                    /s/ Wilson Sonsini Goodrich & Rosati

                                    Wilson Sonsini Goodrich & Rosati
                                    Professional Corporation